August 17, 2019

ADVFN PLC, company number 2374988
Suite 27 Essex Technology Centre
The Gables, Fyfield Road,
Ongar, Essex, CM5 0GA

trading from

26 Throgmorton St.
London EC2N 2AN

InvestorsHub.Com, Inc. (ADVFN, PLC):

This is my second request that you wipe the board and moderators for 2050 Motors, Inc. ticker ETFM and reset our chat room. There is substantial inaccurate information displayed for our Company that pertain to the failed strategies of prior management and has nothing to do with the future of 2050. The false and misleading information is not only confusing to our existing shareholders, but bewilders new investors looking for information on our Company. Unlike the vast majority of companies talked about on IHUB, 2050 Motors, Inc. is a fully reporting Securities Exchange Act operating Company with audited financials filed with the SEC. That said, as 2050 is currently traded on the OTC Pink Sheet market and there is nowhere else for them to go, many investors go to IHUB as a central repository for information.

Common business principles, ethics and codes of conduct require IHUB to treat its forums with editorial control. It is not adequate to simply tell 2050 "we have no control; the moderators can change it." This statement is in fact untrue, as only the moderator that posted the inaccurate information can edit it or remove it. In our case, one or more moderators are adversarial to 2050 Motors and its shareholders' interests. I am all for a healthy debate on business and all opinions are welcome, but your allowance of misleading inaccurate and false information to populate our chat room must stop as it often impacts the trading and market for our stock. I urge you to allow Companies to have an option to reset their chat rooms upon change of management or other material events that require a refreshed slate of information for shareholders. Further, your system of allowing multiple moderators and only allowing changes to content by moderators of their own content simply does not work.

If IHUB, which is owned by a foreign entity doing business in the USA, is going to continue making money serving up ads and charging subscriptions to users while allowing bad information to populate its information system, then it has liability by negligently condoning false information on chat boards with no editorial consequences or vetting system for moderators. That said, in the meantime, given your ongoing refusal to address these issues, 2050 will form its own micro-cap investor portal that will provide a level playing field and open platform for the exchange of ideas between investors who want transparency. It should not be hard to get thousands of companies and users to come to a better system quickly, especially one that is owned and operated in the USA.

Govern yourself accordingly. 2050 reserves all its rights.

Regards,

Vik Grover
CEO
2050 Motors, Inc.
630-708-0750